                                  EXHIBIT 10.32

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF NEW YORK

                                                CHAPTER 11

IN RE:

                                              CASE NOS. 01-21812, 01-21818,
                                              01-21820, 01-21822,
INTERNATIONAL TOTAL SERVICES, INC., ET AL.,   01-21824, 01-21826, 01-21827 (CD)

DEBTORS AND DEBTORS-IN-POSSESSION.            JOINTLY ADMINISTERED UNDER
                                              CASE NO. 101-21812


            FINAL ORDER AUTHORIZING FINANCING AND LIMITED USE OF CASH
          COLLATERAL, GRANTING SENIOR LIENS AND PRIORITY ADMINISTRATIVE
                EXPENSE STATUS, AND MODIFYING THE AUTOMATIC STAY
                ------------------------------------------------

         This matter originally came before the Court on September 24, 2001, at which time the Court entered an Interim Financing Order and continued the hearing on such Interim Order until October 3, 2001. On October 3, 2001, following another hearing, the Court entered a second Interim Order, and scheduled a final hearing for October 25, 2001. Now upon the Motion of International Total Services, Inc., debtor and debtor-in-possession (the "DEBTOR"), filed on September 24, 2001 (the "MOTION"), seeking, INTER ALIA, (i) authority under the United States Code, 11 U.S.C. Section 101, ET SEQ. (the "CODE"), specifically Sections 105, 364(c)(1), 364(c)(2), 364(c)(3), and
364(d)(1), and Bankruptcy Rules 4001 and 9014, for the Debtor (for itself and on behalf of its affiliated debtors and debtors-in-possession)(collectively, including the Debtor, the "DEBTORS") to obtain post-petition loans, advances and other credit accommodations on a revolving basis from Bank One, N.A., successor to Bank One, Cleveland, N.A., as participant and as agent for its participant lender, The Provident Bank (collectively, "LENDER"), of up to $28,500,000, secured by first priority security interests in and liens upon all present and future property of the Debtors' estates, including, without limitation, all now existing and hereafter acquired real and personal property (such as accounts, accounts receivable, inventory, chattel paper, documents, instruments, machinery, equipment, securities, contract rights and general intangibles), and fixtures, and the proceeds thereof, (ii) the modification of the automatic stay,




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                                  EXHIBIT 10.32


(iii) the granting to Lender of super-priority administrative claim status pursuant to Section 364(c)(1) of the Code, and (iv) the setting of a final hearing on the Motion. As evidenced by certificates of service that the Debtors have filed, each of the parties set forth below received due notice of the Motion (and of the final hearing thereon) pursuant to Rules 4001(c)(1) and 1007(d) of the Federal Rules of Bankruptcy Procedure ("BANKRUPTCY RULES"): (a) the Office of the United States Trustee, (b) the attorneys for Lender, (c) all creditors known to Debtors whom the Debtors believe may have liens against the Debtors' assets, (d) the Internal Revenue Service, (e) the Securities and Exchange Commission, (f) the twenty (20) largest unsecured creditors of the Debtors, and (g) all other creditors and interested parties who have appeared and requested notice under Bankruptcy Rule 2002(i); and, it further

         APPEARING that voluntary petitions for relief under Chapter 11 of the Code were filed by each of the Debtors on September 13, 2001 (the "PETITION DATE"), and thereafter the Debtors have continued in the management and possession of their business and properties as debtors-in--possession pursuant to Sections 1107 and 1108 of the Code; and, it further

         APPEARING that prior to the Petition Date, Lender has made loans and advances and has provided credit accommodations to Debtor pursuant to the terms of the following:

         (a) Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated March 31, 1997, as amended by that certain First Amendment dated October 10, 1997, that certain Second Amendment dated December 6, 1998, that certain Third Amendment dated September 14, 1999, that certain Fourth Amendment dated April 1, 2000, that certain Fifth Amendment dated February, 2000, that certain Sixth Amendment dated April 1, 2001, that certain Seventh Amendment dated July 2, 2001, that certain Eighth Amendment dated August 2, 2001, that certain Ninth Amendment dated August 16, 2001, and that certain Tenth Amendment dated as of September 1, 2001, and any letter of credit outstanding from time to time in connection therewith (as so amended, and including any such letter of credit, the "LOAN AGREEMENT");

         (b) Incident to the Loan Agreement, a revolving loan Lender has extended to the Debtor in the maximum amount of $26,500,000.00 evidenced by that certain Fifth Amended and Restated Promissory Note dated July 1, 2001, due and payable to the Lender on September 11, 2001 (the "REVOLVING NOTE"); and,

         (c) Incident to the Loan Agreement, certain guaranty agreements were executed by Crown Technical Systems, Inc., T.I.S. Incorporated, Certified Investigative Services,



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                                  EXHIBIT 10.32

          Inc., I.T.S. of New York, Inc., Selective Detective Services, Inc., International Total Services, Ltd. (United Kingdom), International Transport Security, s.r.o., and International Transport Services, Ltd. (Thailand) (each individually, an "AFFILIATE"; collectively, the "AFFILIATES") guarantying the prompt and full repayment of Debtor's indebtedness to Lender, as set forth more specifically in such guaranty agreements (collectively, the "AFFILIATE GUARANTIES")

(The Loan Agreement, Revolving Note, Affiliate Guaranties, Uniform Commercial Code financing statements, and any other written instruments, agreements and undertakings in favor of the Lender, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, shall be referred to below collectively as the "CREDIT AGREEMENTS"); and, it further

         APPEARING, subject only to the provisions of paragraph 35of this Order, that Debtors' indebtedness to the Lender under the Loan Agreement, Revolving Note, and other documents is secured by first priority liens and security interests in and to substantially all of Debtors' pre-petition property, including, but not limited to, accounts, accounts receivable, inventory, equipment, machinery, intangible assets (including trademarks, patents, and all other intellectual property), and proceeds of the foregoing, pursuant to (i) the Loan Agreement and (ii) possession of certain collateral or the filing of Uniform Commercial Code financing statements describing such collateral; and, it further

         APPEARING, subject only to the provisions of paragraph 36 of this Order, that (as of the Petition Date) under the Revolving Note the principal sum of $25,818,328.68, plus accrued but unpaid interest in the amount of $102,101.08, plus all obligations, liabilities and indebtedness of Debtors to Lender, both absolute and contingent, existing prior to the commencement of the Chapter 11 case, together with all fees, commissions, attorneys' fees, and other costs and expenses accrued and accruing with respect thereto (collectively, the "PRE-PETITION DEBT"), are fully secured pursuant to the Loan Agreement by perfected and valid first priority security interests in, and liens upon, INTER ALIA, all of Debtors' existing and hereafter acquired Accounts, Fixed Collateral and Revolving Collateral (as those terms are defined in the Loan Agreement),



                                       3
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                                  EXHIBIT 10.32

all insurance policies and proceeds relating to the foregoing, and all the cash and non-cash proceeds and products of the foregoing (collectively, the "PRE--PETITION COLLATERAL"); and, it further

         APPEARING, that without the proposed interim financing, Debtors will not have the funds necessary to pay their post-petition payroll, payroll taxes, overhead and other expenses necessary to effect a successful reorganization of the Debtors' business and to manage and preserve Debtors' assets and properties during the interim; and, it further

         APPEARING, that Debtor has requested that Lender make loans and advances to Debtor to be used by Debtor for its general operating, working capital and other business purposes in the ordinary course of the Debtor's business (and a portion of which the Debtor proposes to utilize to pay certain necessary post-Petition Date operating expenses of its affiliated Debtors in the ordinary course of such Debtors' business); and, it further

         APPEARING, that all such additional loans, advances and other financial accommodations by Lender will benefit the Debtors, their creditors and their estates; and, it further

         APPEARING, that Lender is willing to make such loans and advances and provide such other credit accommodations on a secured basis as more particularly described herein, and subject to the terms and conditions contained in this Order and the Credit Agreements; and, it further

         APPEARING, that the ability of the Debtors to reorganize successfully under Chapter 11 of the Code depends upon obtaining such post-petition financing from Lender;

         NOW, THEREFORE, upon the Motion and the entire record of the proceedings held before this Court with respect to the Motion, upon completion of the interim hearing and after due deliberation and sufficient cause appearing therefor, the Court finds and concludes as follows:

         A. Debtor (and its affiliated Debtors) are unable to obtain unsecured credit allowable under Section 503(b)(1) of the Code, or pursuant to Sections 364(a), (b) and (c) of the Code;


                                       4
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                                  EXHIBIT 10.32

         B. No other source of post-petition interim financing exists other than from Lender, and no other source of interim post-petition financing exists on terms more favorable than those offered by Lender. The relief granted by this Court pursuant to this Order is necessary to enable the Debtors to continue in business and to proceed with their reorganization;

         C. The Motion was filed on September 24, 2001 and Debtors have provided sufficient notice of the terms of the Motion and the relief requested thereunder was served in accordance with the terms of the Interim Financing Order signed on September 24, 2001 to (i) the Office of the United States Trustee, (ii) the attorneys for Lender, (iii) all creditors known to Debtors whom the Debtors believe may have liens against the Debtors' assets, (iv) the Internal Revenue Service, (v) the Securities and Exchange Commission, (vi) the twenty (20) largest unsecured creditors of the Debtors, (vii) counsel for the Committee,
(viii) the Federal Aviation Administration, (ix) United States Attorney for the Eastern District of New York and (x) all other creditors and parties in interest who have appeared and requested notice under Bankruptcy Rule 2002(i). Sufficient and adequate notice of the Motion and the final hearing with respect thereto has been given pursuant to Bankruptcy Rules 2002, 4001(c) and (d), 9007, 9013, and 9014 and Section 102(1) of the Code, as required by Sections 364(c) and (d) of the Code, and no further notice of, or hearing on, the relief sought in the Motion is necessary or required;

         D. Consideration of the Motion constitutes a "core proceeding" as defined in 28 U.S.C. Section 157(b)(2)(A), (D), (G), (K), (M) and (O). This Court has jurisdiction over this matter and the parties and property affected hereby pursuant to 28 U.S.C. Section 157 and 1334. The Court makes no determination as to whether venue of any of the Debtors' cases is proper in this district and division, pursuant to 28 U.S.C. Section 1408, and nothing herein shall affect the right of Lender or other parties in interest to seek transfer of venue;

         E. This final Order is subject to, and Lender is entitled to the benefits of, Section 364(e) of the Code. The terms of the Credit Agreements between the Debtor and Lender pursuant to which interim post-petition loans, advances and other credit accommodations may be made or provided to Debtor by Lender were negotiated in good faith and at arms' length, within


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                                  EXHIBIT 10.32

the meaning of Section 364(e) of the Code, and such terms and agreements are in the best interests of the Debtors, their creditors and their estates;

         F. Good, adequate and sufficient cause has been shown to justify the granting of the relief requested herein and the immediate entry of this Order;

         G. The Debtors believe that the Operating Budget (defined below) is adequate to pay anticipated and projected expenses of administration in the Debtors' jointly administered Chapter 11 cases, including post-petition operating expenses, certain professional fees and expenses, and fees under 28 U.S.C. Section 1930; and,

         H. An Official Committee of Unsecured Creditors (the "COMMITTEE") has been appointed in this case and has selected counsel.

         Based upon the foregoing findings and conclusions, it is hereby

         ORDERED, ADJUDGED AND DECREED, that:

         1. The Motion is granted and it is hereby approved to the extent set forth hereinbelow. This final Order may sometimes hereinafter be referred to as the "FINANCING ORDER". Adequate and sufficient notice of the Motion's request for the entry of this Financing Order and the hearing thereon has been provided under the particular circumstances, in accordance with applicable law and rules of Court, including Sections 102(1), 364(c)(1), (c)(2), and (c)(3) and 364(d) of the Code, and Bankruptcy Rules 2002 and 4001.

         2. The relief granted by this Court pursuant to this Financing Order is necessary to enable the Debtors to continue in business and to proceed with their reorganization.

         3. Debtor is hereby authorized and empowered for the period ending on December 14, 2001 (the "PERIOD"), to borrow from Lender, pursuant to the terms of this Financing Order, the Credit Agreements, and the budget of operations attached hereto as EXHIBIT 1 (the "OPERATING BUDGET"), provided that the total principal amount of indebtedness owed to the Lender by the Debtor at any time during and upon the expiration of the Period, inclusive of the principal portion of the Pre--Petition Debt, shall not exceed the aggregate total of $28,500,000 (the Pre-Petition Debt, plus such post-petition borrowings, plus interest thereon, are referred to

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                                  EXHIBIT 10.32

below collectively as the "INDEBTEDNESS"). With the prior written consent of Lender, the Operating Budget may be amended (without further motion, notice, or order of this Court), which amended budgets thereafter shall constitute the Operating Budget. Nothing herein, however, shall require Lender to provide further or additional advances, loans or other credit accommodations to the Debtor following the expiration or termination of this Financing Order, except on such terms and conditions as the Lender and Debtor hereafter may agree in writing (and that the Court approves in a further, final order, entered after notice and a hearing).

         4. Debtor shall use the proceeds of the advances and loans made, and other credit accommodations provided, by Lender to Debtor solely for the payment of Debtor's employee salaries, payroll, taxes, collection of accounts, purchases of inventory, and other general operating and working capital purposes in the ordinary course of Debtor's business and in accordance with the Operating Budget; PROVIDED, HOWEVER, that the amount the Debtor expends each week under the Operating Budget, and the amount of accounts receivable that the Debtor collects each week under the Operating Budget, may vary from week to week, so long as the aggregate amount actually borrowed (computed in the manner set forth in the Operating Budget, and including the Pre-Petition Debt) for each week is not more than the amount defined as "borrowings" in the Operating Budget for that week. Debtor shall not advance or loan any cash collateral or other funds to or otherwise make any funds (or permit any funds to be made available) for use by any Affiliate or any other entity in or to which Debtor has any direct or indirect ownership interest or control (a "RELATED ENTITY"); provided, however, that the Debtor may use advances, loans or credit accommodations from Lender (or any cash collateral of Lender) to pay ordinary and necessary post-Petition Date operating expenses of its affiliated Debtors in the ordinary course of such Debtors' business, so long as such expenses are included in and subject to the Operating Budget.

         5. Subject only to paragraph 35 of this Financing Order, Debtor is authorized and directed to execute, deliver, perform and comply with the terms and covenants of the Credit Agreements and, in connection therewith, INTER ALIA,
(a) Debtor has agreed for the purposes of

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                                  EXHIBIT 10.32

this Financing Order to ratify, extend, assume and adopt the Credit Agreements (as modified by paragraph 6 hereof) and has agreed to be bound thereby (except as to (i) any events of default that presently exist and of which Lender has received written notice or has actual knowledge and (ii) financial covenants through the end of the third quarter of 2001), (b) Debtors have agreed to perform and comply with the terms and covenants of the Credit Agreements as amended by this Financing Order, and (c) Debtors are deemed hereby to have released all claims and causes of action, if any (including causes of action, if any, pursuant to any provision or section of the Code), against Lender arising from or related to any of the Credit Agreements, Lender's liens and security interests, the Pre-Petition Collateral, or the Pre-Petition Debt.

         6. So long as Debtor is in compliance with, and subject to, all of the terms and conditions of this Financing Order and the Credit Agreements (except as to (i) any events of default that presently exist and of which Lender has received written notice or has actual knowledge and (ii) financial covenants through the end of the third quarter of 2001), including paragraph 6(c) below, Lender agrees to lend pursuant to the Operating Budget (see EXHIBIT 1 hereto) on the condition that, unless and to the extent Lender (in the exercise of its sole and absolute discretion exercised from time to time) and Debtor agree otherwise, the "BORROWING BASE FORMULA" is not exceeded.

                  (a) For purpose of this Financing Order and the Credit Agreements (during the Interim Period only), the definition of "BORROWING BASE FORMULA" in Subsection 2.3(A) of the Loan Agreements is amended to mean:

                      (A) REVOLVING LOAN. Subject at all times to the terms hereof, the Lender will, from and after October 26, 2001, and until December 14, 2001, make such loans to the Borrower as from time to time the Borrower requests (the "REVOLVING LOAN") consisting of advances made by Lender against the value of Eligible Accounts-Domestic. Subject to the provisions of Subsection (B) of this Section 2.3, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the sum of
                      (i) eighty-five percent (85%) of Eligible
                      Accounts-Domestic, plus (ii), during the period from and after October 26, 2001 and until December 14, 2001, Four Million Five Hundred Thousand Dollars ($4,500,000)(the "OVERADVANCE"); PROVIDED, HOWEVER, that in no event shall the aggregate unpaid principal of (and all accrued but unpaid

                                  EXHIBIT 10.32

                      interest on) the Revolving Loan (including the Overadvance) exceed one hundred percent (100%) of the face amount of accounts receivable, less the face amount of any outstanding Letters of Credit.

                  (b) Pursuant to the Credit Agreements, in conjunction with each and all requests for advances of credit that Debtor may make to Lender, Debtor shall submit to Lender the "BORROWER'S CERTIFICATE," properly and fully completed and duly certified, in the form reasonably acceptable to the Lender . The term "ELIGIBLE ACCOUNTS-DOMESTIC" and "LETTERS OF CREDIT" shall be determined pursuant to, and on the terms and conditions of, the Loan Agreement.

                  (c) Provided that (i) during the Period no Event of Default (as hereinafter defined) has occurred and is continuing, and (ii) on or prior to November 5, 2001, (a) the Debtors execute a definitive agreement for the purchase and sale of substantially all of the Debtors' assets, or a portion thereof, that is acceptable to Lender (such agreement, the " PURCHASE AGREEMENT") and (b) on or prior to November 5, 2001, the Debtors file a motion pursuant to 11 U.S.C. Section 363 and 365, and other applicable law, seeking approval of the Purchase Agreement and authority to sell such assets and assign any related contracts, in accordance with the terms and conditions set forth in the Purchase Agreement (the "Sale Motion"), or (c), in the alternative to (a) and (b) above, on or prior to November 5, 2001, the Debtors file a motion pursuant to 11 U.S.C. Section 363 and 365, and other applicable law, seeking authority to sell all of the Debtors' assets, or any portion thereof, to the prevailing bidder(s) at an auction and sale hearing to be conducted by the Court (the "Stand Alone Sale Motion"), (iv) on or prior to December 5, 2001, the Court enters a final order approving the Sale Motion or the Stand Alone Sale Motion, and (v) during the Period no material adverse changes occur in respect of the Debtors' financial condition or business (including, but not limited to, no termination of any material agreements, contracts or other business relationships between the Debtors and any of their customers has occurred, and no material loss of the Debtors' employees, executives, or directors has occurred), then the Debtor is authorized to continue post-petition borrowings from Lender pursuant to the

                                  EXHIBIT 10.32

Credit Agreements, and Lender agrees to lend pursuant to the Operating Budget, through and including December 14, 2001. In addition to the foregoing, interest shall continue to accrue on the unpaid principal amount of the Revolving Loan, and shall be paid to Lender in such amounts and at such times as are or may be set forth in the Operating Budget (or Budgets, as defined below).

         7. The terms and conditions of the Credit Agreements as so ratified, extended, assumed, adopted and amended, shall be deemed incorporated into this Financing Order, and shall be sufficient and conclusive evidence of the borrowing arrangements between the Debtor and Lender and of the Debtor's assumption and adoption of the entirety of the Credit Agreements, for all purposes, including the payment of all interest, commissions, servicing fees, unused line fees, early termination fees, attorneys' fees, consultants' fees, and any other fees, costs, and expenses as more fully set forth in the Credit Agreements (collectively, the "RELATED EXPENSES"). The Debtors agree, and it is hereby approved, that Lender (in its sole discretion) may retain an individual or company to act as the Lender's consultant in any of the Debtors' cases, for the purpose of, among other things, reviewing any of the Debtors' business operations, assets, and liabilities, evaluating and analyzing financial information (including the Operating Budget or the Budgets (defined below)) from or about the Debtors, advising the Lender with respect to such matters as the Lender deems appropriate with respect to the Debtors, and performing such other services as the Lender deems necessary or appropriate. Any fees, charges, expenses or costs the Lender incurs or pays in respect of such consultant shall be included in the Related Expenses. The Debtors shall cooperate with Lender's consultant(s), including providing the consultant with access to the Debtors' premises, facilities, books and records.

         8. Debtors acknowledge and agree, subject only to the provisions of paragraph 35 of this Financing Order, that as of the Petition Date: (a) the Credit Agreements are valid and binding agreements and obligations of Debtor and the Affiliates, as the case may be, (b) the Pre-Petition Debt due and payable to Lender by the Debtors, according to the Debtors' books and records, is the principal amount of $25,818,328.68, plus accrued, unpaid interest in the amount

                                  EXHIBIT 10.32

of $102,101.08, plus Related Expenses incurred before the Petition Date (and including, without limitation, attorneys' fees, other fees, and expenses chargeable under the Loan Agreement or incurred in connection with the pre-petition Debtors), (c) the security interests in and liens of Lender upon the Pre-Petition Collateral are valid, perfected, enforceable and non-voidable, and are prior and superior to all other claims, liens, interests and encumbrances of any kind, (d) Lender's pre-petition claims against Debtors and their estates are allowable and are valid, enforceable and non-avoidable in the amount of the Pre-Petition Debt as set forth in subparagraph (b) above, subject to further verification in Lender's books and records, (e) the Debtors do not possess and may not assert any claim, counterclaim, setoff or defense of any kind or nature which would (in any way) affect the validity, enforceability and non-avoidability of the Pre-Petition Debt or Lender's security interests in and liens upon the Pre-Petition Collateral or which would reduce or affect the obligation of any Debtors to pay the Pre-Petition Debt, and (f) Lender and its agents and employees are hereby released and discharged from all claims and causes of action arising out of any Credit Agreements or Lender's relationship with any of the Debtors prior to the entry of this Financing Order.

         9. To the extent of (a) any advances, loans, borrowings or other credit accommodations made by Lender to the Debtor (including any such credit accommodations that the Debtor uses to pay operating expenses of its affiliated Debtors in accordance with this Financing Order) from and after the Petition Date which are not repaid to Lender, (b) any diminution or decline in the value of the Lender's interest in the Debtors' estates' interest in that portion of the Pre-Petition Collateral, or (c) both (a) and (b), the Lender shall have, and is hereby granted, pursuant to Section 364(d)(1) of the Code, effective on, as of, and after the Petition Date, valid and perfected security interests and liens, senior to all claims, liens, interests, or encumbrances of all other creditors of the Debtors' estates, in and upon all now existing and hereafter acquired personal and real property and fixtures of the Debtors, their respective bankruptcy estates, or all of them, of whatever kind or nature, whether acquired prior to or subsequent to the Petition Date, including, without limitation, and by way of general description:

                                  EXHIBIT 10.32

                  (i) all accounts, contract rights, chattel paper, electronic chattel paper, documents, letter-of-credit rights, promissory notes and instruments, and investment property;

                  (ii) all obligations for the payment of money arising out of the sale, lease or other disposition of goods, merchandise or services which give rise thereto;

                  (iii) all goods, including, without limitation, inventory of whatsoever kind or nature, any other personal property held for sale, exchange or lease for use in Debtors' business, all of Debtors' right, title and interest (and all of Debtors' rights and remedies, security interests and liens) in, to and in respect of the accounts and the goods relating thereto (including, without limitation, rights of replevin, repossession and reclamation), software, furniture, machinery, fixtures and equipment and personal property acquired for use in the Debtors' business;

                  (iv) all cash, cash equivalents, deposit accounts, personal property leases, and causes of action (whether arising in contract, tort, or otherwise), including commercial tort claims;

                  (v) all general intangibles (including, without limitation, registered and unregistered patents, trade names, trademarks, and the goodwill of Debtors ' business symbolized thereby, copyrights, service marks, trade secrets, customer lists, licenses and royalties arising from the licensing of any intellectual property, and all other intellectual property of any kind or description) and payment intangibles;

                  (vi) all of the Debtors' right, title and interest in and to any equity securities, stock, membership interests, partnership interests and other evidence of ownership in or to any other entity (including, without limitation, any of the Debtors, any other Affiliates and any Related Entities);

                  (vii) Debtors' right, title and interest in and to deposits (including, without limitation, any of the Debtors' right, title or interest in or to, or the rights of a creditor or a bankruptcy trustee as against, any funds held by Gary D. Salt, as Trustee (or any successor) under a certain Trust Agreement dated July 18, 2001, and any funds held by the law firm of King & Spalding under a retainer agreement or otherwise, to the extent such funds exceed all fees and expenses allowed and ordered paid to King & Spalding therefrom);

                  (viii) All proceeds of insurance relating to the Debtors, the Debtors' property, property of the Debtors' estate, or any interruption in or cessation of the Debtors' business, all Federal, state and local tax refunds, all franchise rights, and all other claims and property recovered by or on behalf of the

                                  EXHIBIT 10.32



                           Debtors or by any trustee of the Debtors (whether in the Debtors' cases or any Chapter 7 case to which any of the Debtors' cases is or are converted);

                  (ix) all real property and any improvements thereon or appurtenances thereto, including leasehold interests and leases of such property(ies);

                  (x) any actions for the avoidance and recovery of transfers under Sections 544, 545, 547, 548, 549, 550, 553(b), and 724(a) of the Code in any of the Debtors' cases relating solely to a transfer of funds to Gary Salt, trustee and any transfers to any entity for the purpose of acquiring workers' compensation insurance coverage; and

                  (xi) all proceeds, products and profits of all and any of the foregoing, whether cash or non-cash, and all property described as "Collateral" in the Loan Agreement

(collectively, the "COLLATERAL"). Notwithstanding the preceding sentence, the post-petition liens and security interests granted to Lender in this Financing Order shall be subject and subordinate to, and only to, (i) the reasonable fees and expenses of professional persons employed in these Chapter 11 cases pursuant to Sections 327(a) or 1103 of the Code ("PROFESSIONAL PERSONS"), as allowed by the Court pursuant to Sections 330(a) and 331 of the Code ("PROFESSIONAL FEES") [provided that (A) such Professional Fees shall not include fees and expenses claimed for the purposes of asserting a claim or cause of action (if any) against Lender, challenging Lender 's claim against the Debtors, or challenging the validity, extent, perfection or priority of any of Lender's liens or security interests in any of the Collateral (including any Pre-Petition Collateral) or in any other property of the Debtors or their respective estates (if any), but shall include the Professional Fees of the Committee for investigating any challenges to the validity, extent, perfection and priority of the liens and claims of the Lender and investigating any potential claims and causes of actions against the Lender, and that (B) such fees and expenses are incurred prior to an Event of Default (defined below)], not exceeding $445,000.00 for the Professional Persons retained by the Debtors and $180,000.00 for the Professional Persons retained by the Committee, plus (ii) the quarterly fees of the United States Trustee's Office pursuant to 28

                                  EXHIBIT 10.32

U.S.C. Section 1930 (the "UST FEES"). (The UST Fees and the Professional Fees are referred to collectively below as the "EXCEPTED Expenses.")

         10. Lender shall have all rights and remedies with respect to Debtors, the Indebtedness and the Collateral as are set forth in the Credit Agreements, and as are set forth in this Financing Order, subject to applicable bankruptcy or non-bankruptcy law.

         11. The Credit Agreements shall be subject to (a) termination, suspension or limitation, in Lender's sole and complete discretion, exercised from time to time, as to any future loans, advances or other credit accommodations to be made or provided by Lender to Debtor, immediately upon the occurrence of any Event of Default (as hereinafter defined) and (b) termination, in Lender's sole and complete discretion, exercised from time to time, upon the expiration of Debtor's authorization to borrow from Lender pursuant to this Financing Order or any other order authorizing the granting of credit from Lender to Debtor pursuant to Section 364 of the Code, as may hereafter be entered by this Court.

         12. The Debtor shall provide Lender with updated budgets and projections in such form and such detail as may be reasonably requested by Lender and otherwise in form and substance reasonably satisfactory to the Lender (collectively, "BUDGETS").

         13. Notwithstanding any other terms or provisions of this Financing Order, Lender may apply the proceeds of the Collateral or any payments or other amounts received by Lender in respect of the Indebtedness, in such order or manner as the Credit Agreements provide or permit.

         14. In accordance with Sections 552(b) and 361 of the Code, and subject only to the provisions of paragraph 36 of this Financing Order, the value, if any, in any of the Collateral, in excess of the amount of the Indebtedness secured by such Collateral after satisfaction of the post-petition obligations, liabilities and indebtedness of Debtor to Lender, shall constitute partial but not necessarily whole or complete adequate protection for the use by the Debtor of the Collateral.

         15. This Financing Order shall be sufficient and conclusive evidence of the senior priority, perfection and validity of all of the security interests in and liens upon the property of

                                  EXHIBIT 10.32

the estates of the Debtors granted to Lender as set forth herein, without the necessity of filing, recording or serving any financing statements, continuation statements or other documents which may otherwise be required under federal or state law in any jurisdiction, or the taking of any other action to validate or perfect the security interests and liens granted to Lender in this Financing Order and the Credit Agreements. Such security interests and liens granted to Lender in the Collateral shall be prior and senior to all security interests, liens, claims and encumbrances of all other creditors in and to any of the Collateral. If Lender, in its sole discretion, shall elect for any reason to file any such financing statements or other documents with respect to such security interests and liens, Debtors are authorized and directed to execute, or cause to be executed, all such financing statements or other documents upon Lender's reasonable request (and the Lender is authorized to prepare, execute, and record "all assets" financing statements as against the Debtors), and the filing, recording or service (as the case may be) of such financing statements or similar documents shall be deemed to have been made at the time of and on the Petition Date. Lender, in its sole discretion, may file a certified copy of this Financing Order in any filing or recording office in any county or other jurisdiction in which any of the Debtors has real or personal property and, in such event, the subject filing or recording officer is authorized and directed to file or record such certified copy of this Financing Order.

         16. The Debtors are hereby authorized and directed to perform all acts, and execute and comply with the terms of such other documents, instruments and agreements in addition to the Credit Agreement as Lender may reasonably require as evidence of and for the protection of the Indebtedness and the Collateral, or which may be otherwise deemed necessary by Lender to effectuate the terms and conditions of this Financing Order and the Credit Agreements. Each of such documents, instruments, and agreements shall be included in the definition of "Credit Agreements."

         17. The Debtor are authorized and directed to: (a) deposit or cause to be deposited into an account established for the benefit of Lender (the "COLLATERAL ACCOUNT") all proceeds of or from Collateral received by or on behalf of any of the Debtors; (b), in Lender's sole

                                  EXHIBIT 10.32

discretion, instruct all account debtors and other parties, now or hereafter obligated to pay any of the Debtors for services rendered or for any other reason, to remit such collections, payments and proceeds to the Collateral Account (and associated postal lock box under the control of the Lender); and,
(c) enter into such agreements as may be necessary or appropriate, in Lender's sole discretion, to effectuate such arrangements.

         18. The Debtor is authorized and directed to pay a loan facility fee to Lender in the total amount of $71,250.00, which shall be debited under the Loan Agreement effective immediately upon the entry of a this Financing Order, in order to pay or reimburse Lender (subject to Section 506(b) of the Code) for fees, commissions, costs and expenses that Lender has paid or incurred to negotiate and prepare prior interim financing orders and this Financing Order and to effectuate the post-Petition Date financing transactions as provided in such financing orders and the Credit Agreements, all of which unpaid fees, commissions, costs and expenses are Related Expenses.

         19. The automatic stay provisions of Section 362 of the Code are hereby annulled, vacated and modified, retroactive to and as of the Petition Date, to the extent necessary to permit the relief granted herein, including to permit the Lender to implement the financing of the Debtor and the provisions of this Financing Order and of the Credit Agreements. Notwithstanding any other terms or provisions of this Financing Order or of the Credit Agreements, and without limiting the generality of the preceding sentence, the Lender shall be and hereby is authorized, and the automatic stay of Section 362 of the Code is hereby annulled and modified to permit Lender, to apply to the Indebtedness the proceeds of collection of accounts receivable.

         20. The Debtors are authorized and directed to provide to Lender (unless there is a written waiver by Lender in each instance), when and as provided in the Credit Agreements or in this Financing Order, all of the documentation, reports, schedules, assignments, financial statements, insurance policies and endorsements, access, inspection, audits, information and other rights which any of the Debtors is required to provide to Lender under the Credit Agreements. The Debtors are further authorized and directed to provide to Lender all operating

                                  EXHIBIT 10.32

reports or other documents that any of the Debtors submits to the Office of the United States Trustee or to the Court, as and when such reports or documents are so submitted. The Debtor is further authorized and directed to provide to the Lender, upon any requested draw, a completed, duly certified and executed Borrower's Certificate as set forth in the Credit Agreements. Not later than Friday of each week, the Debtor is further authorized and directed to provide to the Lender and any Committee a reconciliation for the immediately preceding seven days (as to each line item in the Operating Budget) of (a) the Debtor's actual cash receipts and collections of accounts receivable and actual expenditures; as compared to (b) the respective amounts set forth for such seven days in the Operating Budget.

         21. Subject to the Excepted Expenses, pursuant to Section 364(c)(1) of the Code, for all of the post-petition Indebtedness now existing or hereafter arising (and in addition to the other rights and relief provided to the Lender herein), Lender is hereby granted an allowed super-priority administrative claim, having priority in right of payment senior and prior to (a) any and all other obligations, liabilities and indebtedness of the Debtors, or any of them, whether now in existence or hereafter incurred by the Debtors, or any of them, and (b) except as to any subsequently appointed Chapter 7 trustee, any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, Sections 326, 328, 330, 331, 364, 503(b), 506(c), 507(a), or 507(b)
of the Code.

         22. Subject to the Excepted Expenses, no costs or expenses of administration (including, without limitation, fees of professionals acting for or on behalf of the Debtors, their respective estate, their unsecured creditors, any committee, or their equity security holders, which have or may be incurred
(a) in Debtors' Chapter 11 cases, (b) in any case under Chapter 7 to which any of the Debtors' Chapter 11 cases may be converted pursuant to Section 1112 of the Code, (c) pursuant to Section 506(c) of the Code, or (d) in any future proceedings or cases related to any of the Debtors or any of the Collateral) shall be charged against Lender, the Indebtedness, any of Lender's claims or any of the Collateral, without the prior, express, written consent of Lender, and no such consent shall be implied from any other action, inaction or

                                  EXHIBIT 10.32

acquiescence by Lender. Subject only to paragraph 36 of this Financing Order, no obligations incurred or payments or other transfers made by or on behalf of the Debtor (whether prior to or after the Petition Date) on account of the financing arrangements with Lender shall be capable of avoidance, subordination or recovery from Lender under Sections 510, 544, 547, 548, 549, 550, 553, 724(a) or any other provision of the Code.

          23. Except for transfers in the ordinary course of the Debtors' business and expenses paid in accordance with the Operating Budget and this Financing Order, the Debtors shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the Collateral without the prior, express, written consent of Lender, and no such consent shall be implied.

          24. In the event of the occurrence of any of the following:

              (a) the failure of the Debtors to perform any of its obligations pursuant to this Financing Order (other than those failures specifically enumerated in this paragraph
                     25),

              (b) the occurrence on or after the date of this Financing Order of any default or "Event of Default" (howsoever defined or described) under the Credit Agreements (except as to (i) any events of default that presently exist and of which Lender has received written notice or has actual knowledge and (ii) financial covenants through the end of the third quarter of 2001),

              (c) the termination or non-renewal of this Financing Order (including as it hereafter may be extended),

              (d) conversion of any of the Debtors' Chapter 11 cases to a case under Chapter 7 of the Code,

              (e) the appointment of a trustee pursuant to Sections 1104(a)(1) or 1104(a)(2) of the Code (other than with the express consent of Lender),

              (f)    dismissal of any of the Debtors' Chapter 11 cases,

              (g) the entry of any order modifying, reversing, revoking, staying, rescinding, vacating or amending this Financing Order without the prior, express, written consent of Lender,

              (h) the filing of a Chapter 11 plan by or on behalf of any of the Debtors which does not provide for the payment in full of the Indebtedness on the date of confirmation,

                                  EXHIBIT 10.32

              (i) the filing by any of the Debtors, any Committee, or any other person of an objection to or Complaint against or in respect of Lender (for example, challenging the validity, priority, perfection, and/or extent of Lender's liens or the amount of Indebtedness, or asserting a claim of any kind against Lender),

              (j)    the failure of Debtor to adhere to the Operating Budget,

              (k) unless otherwise consented to by the Lender, the alteration, modification, or termination (i) of any agreement or contract between any of the Debtors and any airline or airport that accounts for five percent (5%) or more of any of the Debtor's annual gross revenues, or (ii) filing of a stipulation or entry of an Order of the Court granting any airline or airport relief from the automatic stay imposed by Section 362 of the Code to alter, modify or terminate any such agreement of contract (an "Airline Order") or (iii) enforcement by any airline or airport of any rights pursuant to such Airline Order,

              (l) the Debtors increase or enhance the amounts or types of compensation, benefits or remuneration that they or their estate(s) provide or pay to any of their respective officers, directors or other "insiders" without the prior, written consent of Lender and the Committee

         (each of (a) through (l) inclusive shall be referred to as an "EVENT OF DEFAULT" and, collectively, as "EVENTS OF DEFAULT"); then (unless such Event of Default is specifically waived in writing by Lender after it occurs) upon or after the occurrence of any of the foregoing, and (with respect to an Event of Default under subparagraphs 24(a), 24(b), or 24(h), only) upon the expiration of seven (7) days after providing notice in writing, served by overnight delivery service or facsimile upon Debtor, Debtor's counsel, counsel to the Committee, and the Office of the United States Trustee (the "NOTICE PERIOD"), and without any further notice, hearing, or order of the Court:

              1. all of the Indebtedness shall become immediately due and payable,

              2. the automatic stay provided in Section 362 of the Code and any other injunction provisions of the Code shall be irreversibly vacated and terminated as against the Lender and as against the Collateral, so that the Lender may take any and all actions as may be permitted or provided

                                  EXHIBIT 10.32


                     under applicable non-bankruptcy law, and may exercise any other rights under the Credit Agreements, and

              3. without limiting the generality of the preceding subparagraphs, Lender shall be and is hereby authorized, in its discretion, to take any and all actions and pursue all remedies which Lender may deem appropriate to proceed against and realize upon the Collateral and any other property of the Debtors' estates upon which Lender has been or may hereafter be granted liens and security interests to obtain repayment of the Indebtedness, which actions may include, without limitation, the disposition of Collateral (or any portion thereof) and the application of any bank deposits and any proceeds of Collateral to repay the Indebtedness, including, without limitation, the Related Expenses (including its attorneys' fees and other costs and expenses) incurred in enforcing the Lender's rights and remedies in this bankruptcy case or in any other case or proceeding.

During the Notice Period (if such is applicable) specified above, the Debtors, any Committee, or any other party in interest may move the Court in writing for an emergency hearing for the sole purpose of contesting whether an Event of Default under subparagraphs 24(a), 24(b), or 24(h) has occurred and is continuing. In addition to the Lender's rights and remedies under this Financing Order and the Credit Agreements, the Lender reserves all of its rights and remedies under bankruptcy and applicable non-bankruptcy law, including, without limitation, the right to seek additional adequate protection of its interests in the Collateral. Effective immediately upon an Event of Default, and notwithstanding the Notice Period, Lender shall have no obligation to lend or advance any additional funds to Debtor or to provide other financial accommodations to the Debtor, and the Debtor shall be prohibited from using Lender's cash collateral (unless the Court otherwise orders, after notice and a hearing).

         25. Subject only to paragraph 35 of this Financing Order, effective upon the entry of this Financing Order, the Debtors and their respective successors and assigns (for themselves and on behalf of any person who claims or may claim by or through the Debtors, their estates, or their successor and assigns) release and forever waive and relinquish all claims, demands, obligations, liabilities, and causes of action of whatsoever kind and nature, whether now known or hereafter discovered, which the Debtors, their estates, or any person who claims or may claim

                                  EXHIBIT 10.32

by or through the Debtors, their estates, or their successors or assigns, has or may have, or assert now or in the future, against the Lender, its successors and assigns, its present and former affiliates, directors, officers, employees, attorneys, and agents, and any of them, arising out of, based upon, or in any manner connected with (a) the Credit Agreements and all related documents, (b) this Financing Order, prior interim financing orders of the Court, or any of them, or (c) any transactions and occurrences from the beginning of time until the date of this Financing Order arising out of, based upon, or in any manner connected with the Credit Agreements.

         26. Unless an Event of Default occurs sooner (subject to the Notice Period, if applicable), upon the expiration or termination of Debtor's authority to borrow from Lender and obtain other credit accommodations from Lender pursuant to this Financing Order, then, without further hearing, notice, or order of the Court, subparagraphs (1), (2) and (3) of paragraph 24 shall be applicable (except if the authority of Debtor to borrow from Lender shall be extended with the prior, express, written consent of Lender and approval of the Court, in an order entered after notice and a hearing).

         27. Until all of the Indebtedness shall have been paid and satisfied in full and without further order of the Court: (a) no other party shall foreclose or otherwise seek to enforce any junior lien or other right such other party may have in and to any property of the estate of the Debtor upon which Lender holds or asserts a lien or security interest and (b) upon and after the occurrence of an Event of Default, the expiration of any applicable grace period and the termination of the automatic stay, Lender, in its sole discretion, in connection with a liquidation or other disposition of any of the Collateral, may use any real property, equipment, leases, trademarks, trade names, copyrights, licenses, patents or any other assets, to the extent of any of the Debtors' right, title or interest therein or thereto (even if such assets are "owned" by or subject to a lien of any third party) and which are used by any of the Debtors in its business, without the payment of fees or rentals to such third parties in excess of those fees or rentals that

                                  EXHIBIT 10.32

the Debtors would be required to pay (pursuant to any applicable written agreement) for such use thereafter.

         28. All post-petition advances under the Credit Agreements are made in reliance on this Financing Order and there shall not at any time hereafter be entered in any of the Debtors' Chapter 11 cases any order which (a) authorizes the use of cash collateral in which Lender has an interest, or the sale, lease or other disposition of property of the estate in which Lender has a lien or security interest or (b) under Section 364 of the Code authorizes the obtaining of credit or the incurring of indebtedness secured by a lien or security interest which is equal or senior to a lien or security interest in property in which Lender now or hereafter holds a lien or security interest, or which is entitled to priority administrative claim status which is equal or superior to that granted to Lender herein; unless, in each instance, (i) Lender shall have given its prior, express, written consent thereto, or (ii) such order requires that the Indebtedness shall first be paid in full, including all debts and obligations of the Debtors to Lender which arise or result from the obligations, loans, security interests and liens authorized herein. The security interests and liens granted to Lender hereunder and the rights of Lender pursuant to this Financing Order with respect to Indebtedness and the Collateral shall not be altered, modified, extended, impaired or affected by any Chapter 11 plan and, if Lender shall expressly consent in writing that the Indebtedness shall not be repaid in full upon confirmation thereof, shall continue after confirmation and consummation of any such Chapter 11 plan.

         29. The provisions of this Financing Order and any actions taken pursuant hereto shall survive entry of any order which may be entered converting any of the Debtors' Chapter 11 cases to a Chapter 7 case or any order which may be entered confirming or consummating any Chapter 11 plan, and the terms and provisions of this Financing Order as well as the priorities in payment, liens and security interests granted pursuant to this Financing Order and the Credit Agreements shall continue in this or any superseding case under the Code, and such priorities in payment, liens and security interests shall maintain their priority as provided by this Financing Order until all Indebtedness is indefeasibly satisfied and discharged; provided, however, that all obligations and duties of Lender hereunder, under the Credit Agreements, or otherwise with respect to any future loans and advances, or otherwise, shall terminate immediately upon the earliest of (a) the date of any Event of Default,
(b) the date upon which a sale of substantially all of the Debtor's assets closes, or (c) the date upon which a Chapter 11 plan in any of the Debtors' cases is confirmed, unless Lender has given its prior, express, written consent to such Chapter 11 plan, no such consent being implied from any other action, inaction or acquiescence by Lender.

         30. The provisions of this Financing Order shall inure to the benefit of the Debtor and Lender, and shall be binding upon the Debtors and their respective successors and assigns, including any trustee(s) or other fiduciary(ies) hereafter appointed as a legal representative of the Debtors or with respect to property of the Debtors' estates, whether under Chapter 11 of the Code or any subsequent Chapter 7 case, and shall also be binding upon all creditors of the Debtors and other parties in interest.

         31. The Debtors shall not seek entry of any order under Sections 305 or 1112 of the Code or otherwise (a) dismissing any of the Debtors' Chapter 11 cases unless, prior to the entry thereof, all obligations and Indebtedness owing to Lender shall have been paid in full in accordance with the provisions of the Credit Agreements, and Lender's obligation to make loans has been terminated, or
(b) converting any of the Debtors' Chapter 11 cases, unless such order expressly provides that the priority of the claims of Lender granted herein shall be senior in right of payment to any claim allowed under Section 503(b) of the Code, which is incurred or arises on or after the date of such order, notwithstanding the provisions of Section 726(b) of the Code. If any or all of the provisions of this Financing Order are hereafter modified, vacated or stayed, such modification, vacation or stay shall not affect (a) the validity of any obligation, indebtedness or liability incurred by the Debtors to Lender prior to the effective date of such modification, vacation or stay, or (b) the validity or enforceability of any security interest, lien or priority authorized or created hereby or pursuant to the Credit Agreements. Notwithstanding any such modification, vacation or stay, any indebtedness, obligations or liabilities incurred by the Debtors to Lender prior to the effective date of such modification, vacation or stay shall be governed in all respects by the provisions of this Financing Order, and Lender shall be entitled to all the rights, remedies, privileges and benefits granted herein and pursuant to the Credit Agreements with respect to all such indebtedness, obligations or liabilities. The indebtedness, obligations or liabilities of the Debtors to Lender under the Credit Agreements or this Financing Order shall not be discharged by the entry of an order confirming a plan of reorganization in the Debtor's or any Affiliate's case and, pursuant to
Section 1141(d)(4) of the Code (unless and until Lender is paid in full prior to or concurrently with the entry of such order) the Debtors have waived such discharge.

         32. The Debtors irrevocably waive any right to seek any modifications or extensions of this Financing Order without the prior, express, written consent of Lender.

         33. To the extent the terms and conditions of the Credit Agreements conflict with this Financing Order, the terms and conditions of this Financing Order shall control. In addition, to the extent the terms and conditions of any order entered by this Court in any of the Debtors' cases are in conflict with this Financing Order, the terms and conditions of this Financing Order shall control.

         34. The terms of the financing arrangements between the Debtor and Lender were negotiated in good faith and at arms' length between the Debtors and Lender, and any loans, advances, or credit accommodations by the Lender to the Debtor pursuant to the Credit Agreements or this Financing Order are deemed to have been extended in good faith, as the term is used in Section 364(e) of the Code, and shall be entitled to the full protection of Section 364(e) of the Code, in the event that this Financing Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

         35. The provisions and findings of paragraphs 5, 8, 14, 25, the last sentence of paragraph 22, and the last sentence of paragraph 36 of this Financing Order, which paragraphs consist of, but are not necessarily limited to, the scope, extent, validity, perfection, priority and enforcement of Lender's pre-petition liens and security interests in the Collateral, the amount of the Pre-Petition Debt and releases and waivers of causes of actions or claims of the estate, if any,

                                  EXHIBIT 10.32

against Lender, are subject only to the right of any Committee in this Chapter 11 case to file, on or before December 12, 2001 t on behalf of the estate against the Lender, or challenging the amount of the Pre-Petition Debt, or challenging the Lender's pre-petition liens and security interests in and to the Collateral (a "COMPLAINT"). Effective at 12:01 a.m. e.s.t. on December 13 , 2001, any right of the Committee to file a Complaint (or otherwise to file any objections or claims on behalf of the estate against the Lender or the Lender's liens and security interests in the Collateral) shall terminate and be extinguished hereby, without the necessity of any further notice to the Committee, and the claims and liens of the Lender shall thereafter be valid, enforceable, perfected and not otherwise subject to challenge. In the event that a Committee files a Complaint on behalf of the estate, (a) the Lender, without further notice, hearing, or approval of the Court, shall be and is hereby authorized, in its sole discretion, to take any and all actions and remedies which Lender may deem appropriate in response to any objection or asserted claim for affirmative relief by the Committee, including, without limitation, to terminate, suspend or limit any future loans, advances and other credit accommodations, (b) the Lender may declare all of the Indebtedness immediately due and payable to the Lender by the Debtor, and (c) Debtor's authority to use cash collateral shall be terminated immediately (unless the Court orders otherwise, after notice and a hearing).

         36. Each Affiliate hereby consents and agrees to all terms and provisions of this Financing Order and to the transactions, including use of cash collateral, post-petition loans, advances, borrowings and other credit accommodations, contemplated herein. Notwithstanding any term or provision of this Financing Order, each Affiliate agrees and acknowledges that it remains liable with respect to the Pre-Petition Debt as provided in the Affiliate Guaranties, the same as if these Chapter 11 cases had not been filed, and that it further remains liable for any and all cash collateral the Debtor uses, and for any and all advances, loans or other credit accommodations that Lender has made or may make pursuant to the Credit Agreements, this Financing Order or any future Order of the Court governing post-petition use of cash collateral or post-petition financing, including, without limitation, the Indebtedness. Each Affiliate further

                                  EXHIBIT 10.32

agrees that its respective obligations to Lender pursuant to the Affiliate Guaranties shall remain in full force and effect from and after the Petition Date, and shall include all obligations, indebtedness and liabilities of the Debtor to Lender that arose or arise on or after the Petition Date. In consideration for Lender's agreement with the Debtor as evidenced herein, including the Lender's agreement to provide certain post-petition financing, and subject only to paragraph 36 of this Financing Order, the Affiliates (for themselves and their respective present and former officers, directors, shareholders, agents, representatives, successors, heirs, beneficiaries and assigns) hereby release and forever waive and relinquish all claims, demands, obligations, liabilities and causes of action of whatsoever kind and nature, whether now known or hereafter discovered, which they or any of them have, has or may have or assert now or in the future, against the Lender, its successors and assigns, its present and former affiliates, directors, officers, employees, attorneys and agents, and any of them, arising out of, based upon, or in any manner connected with (a) the Credit Agreements and all related documents, (b) this Financing Order, prior interim financing orders of the Court, or any of them, or (c) any transactions and occurrences from the beginning of time until the date of this Financing Order arising out of, based upon, or in any manner connected with the Credit Agreements.

         37. The parties shall submit a revised Order granting the "Motion for Entry of Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals" as approved by the Counsel for the Debtor, Committee and the Lenders.

         38. On or before October 29, 2001, counsel to the Debtor shall mail copies of this Financing Order to the Office of the United States Trustee, the attorneys for Lender, all creditors known to Debtor who may have liens against the Debtor's assets, the Internal Revenue Service, the Securities and Exchange Commission, the twenty (20) largest unsecured creditors of Debtor, representatives of the Committee, and all creditors and parties in interest requesting notice under Bankruptcy Rule 2002(i). Such shall be and is adequate and sufficient notice of the entry of this Financing Order under the particular circumstances under Sections 102(1), 363, 364, 503, and

                                  EXHIBIT 10.32

507 of the Code, Bankruptcy Rules 2002, 4001, 9007, 9013, 9014, and other applicable law and rules of Court.

         39. There being no just reason for delay, the Clerk of this Court is directed to enter this Financing Order in the records of the Debtors' jointly administered cases as a FINAL order, pursuant to Fed. R. Civ. P. 54 (made applicable by Fed. R. Bankr. P. 7054 and 9014), Fed. R. Civ. P. 58 (made applicable by Fed. R. Bankr. P. 9021), and Fed. R. Bankr. P. 5003.

         DATED: October 25, 2001

                                               /s/ Conrad B. Duberstein
                                               UNITED STATES BANKRUPTCY JUDGE







APPROVED AND AGREED TO:

/s/ Mitchell I. Sonkin
------------------------------------
MITCHELL I. SONKIN, ESQ.  (MS5902)
LAWRENCE A. LAROSE, ESQ. (LL2252)
KING & SPALDING
1185 Avenue of the Americas
New York, NY 10036-4003
(212) 556-2222

Attorneys for Debtors and Debtors-in-Possession

APPROVED AND AGREED TO:

/s/ Harry W. Greenfield
------------------------------
HARRY W. GREENFIELD, ESQ.  (0003839)
JEFFREY C. TOOLE, ESQ.  (0064688)
BUCKLEY KING & BLUSO
1400 Bank One Center
Cleveland, Ohio  44114-2652
(216) 363-1400

                                  EXHIBIT 10.32

                  -  and -

LEE S. ATTANASIO, ESQ.  (LA3054)
SIDLEY AUSTIN BROWN & WOOD
875 Third Avenue
New York, New York 10022
(212) 906-2000

Attorneys for Bank One, N.A. and The Provident Bank

INTERNATIONAL TOTAL SERVICE, LTD.

/s/ Mark D. Thompson
     President

ITERNATIONAL TRANSPORT SECURITY, s.r.o.
s/ Mark D. Thompson
     President

INTERNATIONAL TRANSPORT SERVICES, LTD.
s/ Mark D. Thompson
     President